Exhibit 99.2
Triumph Group, Inc. Unaudited Pro Forma Condensed Financial Information
As disclosed in the Triumph Group, Inc. (the "Company") Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, in the trailing twelve months, the Company has completed and announced the signing of a number of divestiture transactions, including the following:

•
In March 2018, the Company sold all of the shares of Triumph Structures Long Island, LLC ("TS-LI"). The operating results of TS-LI were included in Aerospace Structures through the date of divestiture.

•
In July 2018 and August 2018, respectively, the Company sold all of the shares of Triumph Structures - East Texas, Inc., as well as all of the shares of Triumph Structures - Los Angeles, Inc., and Triumph Processing, Inc. (collectively, the "fiscal 2019 divestitures"). The results of the fiscal 2019 divestitures were included in Aerospace Structures through the respective dates of divestiture.

•	In January 2019, the Company completed the sale of the repair part line ("RPL") of Triumph Aviation Services - Asia, Ltd. The results of RPL are included in Product Support.

•
In January 2019, the Company entered into separate definitive agreements to (i) sell its metallics machining operations which include Triumph Structures – Kansas City, Inc., Triumph Structures – Wichita, Inc., Triumph Gear Systems – Toronto, ULC and Triumph Northwest ("Machining"); and (ii) sell Triumph Fabrications ("Fabrications"). The results of Machining and Fabrications are included in Aerospace Structures.

•
On February 6, 2019, the Company completed the transition of responsibility for the Global 7500 wing manufacturing operations and assets ("Global 7500 Program") to Bombardier. The results of Global 7500 Program are included in Aerospace Structures.

The unaudited pro forma condensed balance sheet assumes that the recently completed transition of the Global 7500 Program, as well as the combined effect of the RPL, Fabrications and Machining transactions all took place on December 31, 2018.
The unaudited pro forma condensed statement of comprehensive loss for the fiscal year ended March 31, 2018, assumes that the recently completed transition of the Global 7500 Program, as well as the combined effect of the RPL, Fabrications and Machining transactions and the combined effect of the TS-LI and fiscal 2019 divestitures all took place on April 1, 2017. The Company's audited consolidated statement of comprehensive loss for the fiscal year ended March 31, 2018, has been adjusted to remove the financial results of the Global 7500 Program, as well as the combined financial results of the RPL, Fabrications and Machining transactions and the combined financial results of the TS-LI and fiscal 2019 divestitures.
The unaudited pro forma condensed statement of comprehensive loss for the nine months ended December 31, 2018, assumes that the recently completed transition of the Global 7500 Program, as well as the combined effect of the RPL, Fabrications and Machining transactions and the combined effect of the fiscal 2019 divestitures, took place on April 1, 2018. Triumph's unaudited condensed consolidated statement of comprehensive loss for the nine months ended December 31, 2018, has been adjusted to remove the financial results of the Global 7500 program, as well as the combined financial results of the RPL, Fabrications and Machining transactions and the combined financial results of the fiscal 2019 divestitures.
The historical consolidated financial information of the Company has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the pending divestitures and transition, (2) factually supportable, and (3) with respect to the statements of comprehensive loss, expected to have a continuing impact on the results of the Company. The unaudited condensed financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company, which are incorporated by reference in this document for the applicable periods:
•Separate historical financial statements of the Company as of and for the fiscal year ended March 31, 2018, and the related notes included in the Annual Report on Form 10-K filed on May 22, 2018;
•Separate historical financial statements of the Company as of and for the three and nine months ended December 31, 2018, and the related notes included in the Quarterly Report on Form 10-Q for the period ended December 31, 2018, filed on February 7, 2019.
The unaudited pro forma condensed financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the Company's financial position or results of operations actually would have been had the above divestitures been completed as of the dates indicated. In addition, the unaudited pro forma condensed financial information does not purport to project the future financial position or operating results of the Company.
The unaudited pro forma condensed financial information has been prepared using the divestiture method of accounting under existing U.S. generally accepted accounting principles, which are subject to change and interpretation. The recently completed and pending divestitures and transition are dependent upon final working capital balances and certain customary conditions to close and our accounting has yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed financial information. Differences between these preliminary estimates (for example, final working capital values) and the final divestiture accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed financial statements and the Company's future results of operations and financial position.

	Triumph Group, Inc.
	Unaudited Pro Forma Condensed Balance Sheet
	As of December 31, 2018
($ in millions)	As Reported	Global 7500		Pending Divestitures		Pro Forma
Current assets:
Cash and cash equivalents	$28.7	$(5.0)	(2)	$—		$23.7
Trade and other receivables, net of allowance	355.6	(34.1)	(1)	(42.1)	(a)	279.4
Contract assets	572.5	(141.7)	(1)	(47.1)	(a)	383.7
Inventories	543.7	(24.2)	(1)	(70.3)	(a)	449.2
Prepaid and other current assets	32.3	—		(7.9)	(a)	24.4
Total current assets	1,532.8	(205.0)		(167.4)		1,160.4
Property and equipment, net	697.5	(25.3)	(1)	(88.8)	(a)	583.4
Other long-lived assets, net	1,100.2	—		(13.4)	(a)	1,086.8
Total assets	$3,330.5	$(230.3)		$(269.6)		$2,830.6
Current liabilities:
Current portion of long-term debt	$14.5	$—		$—		$14.5
Accounts payable	540.3	—		(31.5)	(a)	508.8
Accrued expenses and other current liabilities	556.3	(43.8)	(1)	(13.9)	(a)	498.6
Total current liabilities	1,111.1	(43.8)		(45.4)		1,021.9
Long-term debt, less current portion	1,619.2	—		(197.0)	(b)	1,422.2
Other noncurrent liabilities	876.7	—		(0.5)	(a)	876.2
Total stockholders’ (deficit) equity	(276.5)	(186.5)	(3)	(26.7)	(c)	(489.7)
Total liabilities and stockholders’ equity	$3,330.5	$(230.3)		$(269.6)		$2,830.6
Difference due to rounding

	Triumph Group, Inc.
	Unaudited Pro Forma Condensed Statement of Comprehensive Loss
	For the Nine Months Ended December 31, 2018
(amounts in millions, except per share data)	As Reported	Global 7500		Pending Divestitures		Completed Divestitures		Pro Forma
Net sales	$2,495.9	$(216.1)	(4)	$(224.8)	(d)	$(52.2)	(g)	$2,002.7
Operating costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	2,120.7	(277.6)	(4)	(208.5)	(d)	(49.3)	(g)	1,585.3
Adoption of ASU 2017-07	87.2	(17.7)	(4)	—		—		69.5
Other operating expenses	259.1	—		(16.8)	(d)	(2.3)	(g)	239.9
Depreciation and amortization	114.3	—		(12.2)	(d)	(2.3)	(g)	99.8
	2,581.4	(295.3)		(237.6)		(53.9)		1,994.5

Operating income	(85.5)	79.2		12.8		1.7		8.2
Pension/OPEB income	(49.6)	—		0.1	(d)	—		(49.5)
Interest expense and other	83.5	—		—		—		83.5
Income from continuing operations before income taxes	(119.4)	79.2		12.7		1.7		(25.8)
Income tax expense	2.7	—		—		—		2.7
Net loss	$(122.2)	$79.2		12.7		1.7		(28.6)
Other comprehensive loss:
Foreign currency translation adjustment	(21.2)	—		3.7	(e)	—		(17.5)
Total defined benefit pension plans and other postretirement benefits, net of taxes	(1.2)	—		—		—		(1.2)
Cash flow hedges:
Net unrealized gain (loss) on cash flow hedges, net of tax	(0.3)	—		0.2		—		(0.1)
Total other comprehensive loss	(22.8)	—		3.9		—		(18.8)

Total comprehensive income	$(144.9)	$79.2		16.6		1.7		(47.4)

Net loss per share - basic & diluted	$(2.46)							$(0.58)

Weighted average shares outstanding - basic & diluted	49.6							49.6
Differences due to rounding.

	Triumph Group, Inc.
	Unaudited Pro Forma Condensed Statement of Comprehensive Loss
	For the Fiscal Year Ended March 31, 2018
(amounts in millions, except per share data)	As Reported	Global 7500		Pending Divestitures		Completed Divestitures		Pro Forma
Net sales	$3,199.0	$(18.2)	(4)	$(275.2)	(d)	$(170.9)	(g)	$2,734.6
Operating costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	2,533.2	32.3	(4)	(254.4)	(d)	(165.8)	(g)	2,145.2
Other operating expenses	334.6	—		(20.0)	(d)	(13.7)	(g)	300.9
Impairment of intangible assets	535.2	—		—		—		535.2
Depreciation and amortization	158.4	—		(16.5)	(d)	(10.6)	(g)	131.3
	3,561.4	32.3		(290.9)		(190.2)		3,112.5

Operating income	(362.4)	(50.5)		15.7		19.2		(377.9)
Pension/OPEB income		—		—		—		—
Interest expense and other	99.4	—		—		—		99.4
Income from continuing operations before income taxes	(461.8)	(50.5)		15.7		19.2		(477.3)
Income tax expense	(36.5)	—		—		—		(36.5)
Net loss	$(425.4)	$(50.5)		$15.7		$19.2		(440.9)
Other comprehensive loss:
Foreign currency translation adjustment	28.5	—		(3.2)	(e)	—		25.3
Total defined benefit pension plans and other postretirement benefits, net of taxes	1.8	—		(0.9)	(f)	—		0.9
Net unrealized gain (loss) on cash flow hedges, net of tax	(2.0)	—		—		—		(2.0)
Total other comprehensive loss	28.3	—		(4.1)		—		24.2

Total comprehensive income	$(397.1)	$(50.5)		$11.7		$19.2		(416.6)

Net loss per share - basic & diluted	$(8.60)							$(8.92)

Weighted average shares outstanding - basic & diluted	49.4							49.4
Differences due to rounding.

Triumph Group, Inc.
Notes to the Unaudited Pro Forma Condensed Financial Information
as of and for the Nine Months Ended December 31, 2018
and for the Fiscal Year Ended March 31, 2018

(1)    These adjustments reflect the elimination of the assets and liabilities associated with the transition of the Global 7500 Program.

(2)    This adjustment reflects the estimated transaction costs to be paid associated with the transition of the Global 7500 Program.

(3)    This adjustment reflects the estimated loss on the transition associated with the Global 7500 Program. This estimated loss has not been reflected in the pro forma consolidated statement of comprehensive loss as it is considered nonrecurring in nature. No adjustment has been made to the net transaction costs to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

(4)    These adjustments reflect the elimination of the net sales and cost of sales associated with the transition of the Global 7500 Program.

(a)    These adjustments reflect the combined elimination of the assets and liabilities associated with the pending divestitures of RPL, Machining and Fabrications.

(b)    This adjustment reflects the combined debt reduction from the receipt of net cash proceeds of the pending divestitures of RPL, Machining and Fabrications.

(c)    This adjustment reflects the combined estimated net loss on divestitures of the pending divestitures of RPL, Machining and Fabrications. This estimated net loss has not been reflected in the pro forma consolidated statement of comprehensive loss as it is considered nonrecurring in nature. No adjustment has been made to the net proceeds to give effect to any potential post-closing adjustments under the terms of the respective purchase agreements.

(d)    These adjustments reflect the elimination of net sales and operating expenses associated with the pending divestitures of Machining and Fabrications.

(e)    This adjustment reflects the elimination of the foreign currency translation adjustment associated with the pending divestiture of Machining.

(f)    This adjustment reflects the elimination of the comprehensive income effect of defined benefit pension plans and other postretirement benefits, net of taxes associated with the pending divestiture of Machining.

(g)    These adjustments reflect the elimination of the net sales and operating expenses associated with the completed divestitures of RPL, TS-LI, the fiscal 2019 divestitures.